EXHIBIT 99

FOR IMMEDIATE RELEASE	CONTACT:
Thursday October 18, 2007	John A. Ustaszewski Chief Financial Officer (740) 657-7000
DCB FINANCIAL CORP ANNOUNCES
THIRD QUARTER 2007 EARNINGS AND
INCREASED DIVIDEND
LEWIS CENTER, Ohio, October 18, 2007 — DCB Financial Corp, (OTC Bulletin Board DCBF) announced earnings of $1.08 million, or $0.29 per basic and diluted share for the three months ended September 30, 2007. The Corporation also reported earnings of $3.79 million, or $1.01 per basic and diluted share for the nine months ended September 30, 2007. Return on assets for the third quarter 2007 was 0.64%, while return on equity was 7.10%.
The Board of Directors also approved an increase in the regular quarterly dividend to $0.16 per share, payable November 15, 2007 to shareholders of record as of October 31, 2007. The Board voted to increase the dividend to distribute more earnings during a slower period of balance sheet growth.
President and Chief Executive Officer Jeffrey T. Benton commented, “Despite the challenging economy, we’ve had some successes growing our non-interest revenue and stabilizing our margin. We also recently opened two new branches and expect to have two more open by early 2008. But during the third quarter, like the second, we continued to focus on credit concerns related to our investment real estate loan portfolio from the Columbus market. We’ve significantly increased our reserves and continue to aggressively work through those issues.”
Net Income
The decrease in net income was caused by several factors, including a reduction in net interest income due to slower growth in loans because of the slowdown in the economy, pricing competition and a reduction in interest income due to non-accrual loans. Credit costs related to the Corporation’s investment property portfolio caused an increase in the provision for loan losses. The opening of two additional branch locations increased expenses due to added staffing and facility costs.
Net Interest Income
Net interest income was $5.4 million for the three months ended September 30, 2007, compared to $5.8 million for the same period in 2006. The $423 thousand decrease in the third quarter 2007 compared to 2006 was mainly attributed to a decrease in loan balances due to an exit from the indirect lending program, higher rate driven loan payoffs and slower economic activity. Strong pricing competition and lack of loan growth has continued to pressure the net interest margin. The third quarter’s margin declined slightly to 3.48% on a fully tax equivalent basis, from 3.56% during the same quarter in 2006. The decline is mainly due to reduction in interest income from a reversal of interest to account for non-accruing loans. The Bank has seen deposit growth primarily in products such as time deposits and money market accounts, which generally carry higher costs compared to checking and savings products, but was able to reduce funding costs by paying back a substantial amount of brokered CDs. Increased funding costs may further negatively impact the net interest margin in future periods if the current competitive environment remains in effect.
Noninterest Income
Total noninterest income increased $285 thousand, or 20%, for the three months ended September 30, 2007, compared to the same period in 2006. The Bank’s products and services generated revenues of $1.71 MM for the third quarter ending September 30, 2007 compared to $1.43MM for the same period in 2007. The change in non-interest revenues from period to period is mainly attributed to increases in trust revenues, data processing services and the revaluation of an investment in an unconsolidated affiliate, offset by losses on the disposal of other real estate owned (OREO) property. There has been an increase in revenues from newer products such as the wholly-owned title agency and wealth management products. These and other new revenue sources to enhance noninterest income continue to be actively pursued, while management remains vigilant to contain operating expenses in this challenging and competitive period.
Noninterest Expense
Total noninterest expense increased $395 thousand, or 9.6%, for the three months ended September 30, 2007, compared to the same period in 2006. The increase was attributable to salary and employee benefits expenses, occupancy expenses and other administrative expenses, primarily the result of the Corporation’s branch expansion. The branch expansion program remains critical to the Corporation’s long term success in our growing market.
Analysis of Selected Financial Condition (Dollars in thousands)
The Corporation’s assets totaled $681,199 at September 30, 2007, compared to $684,004 at December 31, 2006, a decrease of $2,805, or 0.4%. The decrease in assets was mainly attributed to slower loan growth.
Cash and cash equivalents increased $9,776 from December 31, 2006 to September 30, 2007, driven by an increase in overnight funds. Management classifies the entire securities portfolio as available for sale to provide the Corporation with the flexibility to move funds into loans as demand warrants. Total securities increased from $88,071 at December 31, 2006 to $89,776 at September 30, 2007. The mortgage-backed securities portfolio, totaling $32,395 at September 30, 2007, provides the Corporation with a constant cash flow stream from principal and interest payments.
Total loans, including loans held for sale, decreased $25,559, or 4.6%, from $553,918 at December 31, 2006 to $528,359 at September 30, 2007. While business loan and commercial real estate activity remains good within the local market, the Bank has experienced a decline in loan balances due to unscheduled payoffs in the commercial portfolio because of intense competitive pricing and a significant reduction in investment property and indirect auto lending activities. Retail loan production including credit card and home equity loans remained steady.
Total deposits decreased $8,314, or 1.6%, from $524,094 at December 31, 2006 to $515,780 at September 30, 2007. Reflecting the continued shift from low cost to higher rate deposits and intense competitive pricing, non-interest bearing deposit accounts declined $18,000 from December 31, 2006 to September 30, 2007, while interest bearing deposits increased $9,686 during the same time period. The new CDARS program introduced last year has grown to $61,785 in deposits at September 30, 2007. The growth in CDARS and money market balances has been offset by declines in brokered deposit balances.
Total overall long term FHLB debt decreased $6,489 from $93,736 at December 31, 2006 to $87,247 at September 30, 2007. Continued reliance on outside funding rather than lower cost deposits could increase the Corporation’s overall cost of funds.
Provision and Allowance for Loan Losses
The provision for loan losses totaled $1.1 million for the three months ended September 30, 2007, compared to $390 thousand for the same period in 2006. The increase in the provision is to account for the potential losses within the investment property real estate portfolio. DCB maintains an allowance for loan losses at a level to absorb management’s estimate of probable inherent credit losses in its portfolio. Non-accrual loans at September 30, 2007 were $7.729 million compared to $2.091 million for the same period in 2006. The majority of non-accrual balances are attributed to loans in the investment real estate sector that were not generating sufficient cash flow to service the debt. Net charge-offs for the three months ended September 30, 2007 were $385 thousand, compared to $615 thousand for the three months ended September 30, 2006. Annualized net charge-offs for the three months ended September 30, 2007 were 0.29% compared to 0.44% at September 30, 2006. Delinquent loans over thirty days from period to period increased to 3.95% at September 30, 2007 from 1.98% at September 30, 2006. Non-performing loans to total loans increased to 1.48% of loans at September 30, 2007, from .38% at September 30, 2006. Management analysis of market trends indicates that most real estate values are presently stable in the primary lending area. Management will continue to monitor the credit quality of the lending portfolio and will recognize additional provisions in the future to maintain the allowance for loan losses at an appropriate level. Management will continue to focus on activities related to monitoring, collection and workout of delinquent loans. In addition, management will continue to monitor exposure related to industry segments, in order to adequately diversify the loan portfolio. The balance of the allowance for loan losses was $6,038, or 1.14% of total loans at September 30, 2007, compared to $5,567, or 1.00% of total loans at September 30, 2006.

SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 18, 2007 Press Release
DCB FINANCIAL CORP
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	September 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Cash and due from financial institutions	$14,870	$15,894
Federal funds sold	10,800	—

Total cash and cash equivalents	25,670	15,894
Securities available for sale	89,776	88,071
Loans held for sale	749	1,455
Loans	527,610	552,463
Less allowance for loan losses	(6,038)	(5,442)

Net loans	521,572	547,021
Real estate owned	857	—
Investment in FHLB stock	3,670	3,604
Premises and equipment, net	12,320	9,468
Investment in unconsolidated affiliates	1,302	968
Bank owned life insurance	14,743	9,396
Accrued interest receivable and other assets	10,540	8,127

Total assets	$681,199	$684,004

LIABILITIES
Deposits
Noninterest-bearing	$52,428	$70,428
Interest-bearing	463,352	453,666

Total deposits	515,780	524,094
Federal funds purchased and other short-term borrowings	14,100	1,776
Federal Home Loan Bank advances	87,247	93,736
Accrued interest payable and other liabilities	2,753	2,999

Total liabilities	619,880	622,605

SHAREHOLDERS’ EQUITY
Common stock, no par value, 7,500,000 shares authorized, 4,273,908 issued at September 30, 2007 and 4,273,750 issued at December 31, 2006	3,780	3,780
Retained earnings	70,936	68,807
Treasury stock, at cost, 542,943 and 458,786 shares at September 30, 2007 and December 31, 2006	(13,189)	(10,841)
Accumulated other comprehensive loss	(208)	(347)

Total shareholders’ equity	61,319	61,399

Total liabilities and shareholders’ equity	$681,199	$684,004

DCB FINANCIAL CORP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Interest and dividend income
Loans	$9,765	$10,399	$29,763	$29,759
Taxable securities	891	860	2,655	2,585
Tax-exempt securities	224	238	678	708
Federal funds sold and other	79	71	274	149

Total interest income	10,959	11,568	33,370	33,201

Interest expense
Deposits	4,500	4,633	13,972	12,520
Borrowings	1,045	1,098	3,057	3,171

Total interest expense	5,545	5,731	17,029	15,691

Net interest income	5,414	5,837	16,341	17,510

Provision for loan losses	1,100	390	2,784	1,370

Net interest income after provision for loan losses	4,314	5,447	13,557	16,140

Noninterest income
Service charges on deposit accounts	674	691	1,983	1,990
Trust department income	241	165	690	575
Net loss on sale of assets	(123)	1	(195)	(9)
Gains on sale of loans	63	80	269	255
Treasury management fees	148	132	405	447
Data processing servicing fees	103	92	308	260
Earnings on bank owned life insurance	150	120	402	368
Other	456	146	775	399

	1,712	1,427	4,637	4,285
Noninterest expense
Salaries and other employee benefits	2,455	2,262	7,196	6,773
Occupancy and equipment	934	801	2,637	2,403
Professional services	107	118	335	390
Advertising	105	111	305	304
Postage, freight and courier	62	66	205	267
Supplies	54	70	211	202
State franchise taxes	106	136	395	399
Other	688	552	1,927	1,595

	4,511	4,116	13,211	12,333

Income before income taxes	1,515	2,758	4,983	8,092

Federal income tax expense	432	823	1,193	2,403

Net income	$1,083	$1,935	$3,790	$5,689

Basic and diluted earnings per common share	$0.29	$0.51	$1.01	$1.49

Dividends per share	$0.15	$0.14	$0.44	$0.41

DCB FINANCIAL CORP
Selected Key Ratios and Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	9/30/07	9/30/06	9/30/07	9/30/06
Key Financial Information
Net interest income	$5,414	$5,837	$16,341	$17,510
Provision for loan and lease losses	$1,100	$390	$2,784	$1,370
Non-interest income	$1,712	$1,427	$4,637	$4,285
Non-interest expense	$4,511	$4,116	$13,211	$12,333
Net income	$1,083	$1,935	$3,790	$5,689
Loan balances (average)	$532,192	$561,771	$542,666	$563,881
Deposit balances (average)	$508,494	$533,626	$512,187	$535,240
Non-accrual loans	$7,729	$2,091	$7,729	$2,091
Loans 90 days past due and accruing	$7,927	$3,816	$7,927	$3,816
Basic earnings per common share	$0.29	$0.51	$1.01	$1.49
Diluted earnings per common share	$0.29	$0.51	$1.01	$1.49
Weighted Average Shares Outstanding (000):
Basic	3,730	3,815	3,751	3,817
Diluted	3,731	3,821	3,757	3,823

DCB FINANCIAL CORP
Selected Consolidated Financial Information
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	9/30/07	9/30/06	9/30/07	9/30/06
Key ratios
Return on average assets	0.64%	1.10%	0.74%	1.09%
Return on average shareholders’ equity	7.1%	13.0%	8.4%	13.2%
Annualized non-interest expense to average assets	2.65%	2.34%	2.59%	2.36%
Efficiency ratio	63.3%	56.7%	63.0%	56.6%
Net interest margin	3.48%	3.56%	3.49%	3.60%
Equity to assets at period end	9.00%	8.68%	9.00%	8.68%
Allowance for loan losses as a percentage of period-end loans	1.14%	1.00%	1.14%	1.00%
Total allowance for losses on loans to non-accrual loans	78%	266%	78%	266%
Net charge-offs (annualized) as a percent of average loans	0.29%	0.43%	0.54%	0.32%
Non-accrual loans to total loans (net)	1.48%	0.38%	1.48%	0.38%
Delinquent loans (30+ days)	3.95%	1.98%	3.95%	1.98%

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 16 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.
Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.
The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2005 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.
Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the “Bank”). Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.
The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.